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                                                                   EXHIBIT 10.10

                                 ERIZON OPTION

     This STOCK OPTION AGREEMENT (this "Agreement") is made as of April 14, 2000 between Hanover Direct, Inc., a Delaware corporation (the "Company"), and Rakesh
K. Kaul (the "Executive").

     WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") has heretofore adopted and the Company's shareholders have heretofore approved and ratified the Long-Term Incentive Plan for Rakesh K. Kaul (the "Plan"); and

     WHEREAS, the Plan provides for the granting of stock options in erizon, Inc. subject to the terms set forth herein

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

          1. The Company hereby evidences and confirms the grant to the Executive on the date hereof (the "Date of Grant") by the Compensation Committee of an option (the "Initial Option") to purchase 60 shares of the Common Stock of erizon, Inc. (the "Shares"), which amount represents 6% of the fully diluted Common Stock (including all outstanding warrants and options, vested and unvested) of erizon, Inc. as of the date hereof. The exercise price for the Initial Option shall be equal to the fair market value of the Common Stock of erizon, Inc. on the Date of Grant as determined in good faith by the Board of Directors of the Company, provided that the fair market value of the Common Stock of erizon, Inc. for purposes of establishing the exercise price for the Initial Option shall not exceed $200,000,000. Executive shall receive protection from further dilution of the Shares until such time as erizon, Inc. completes its first round of Board-approved equity or convertible debt financing after which time there shall be no protection from further dilution of the Shares. Upon completion of its first round of Board-approved equity or convertible debt financing, the Company shall grant Executive an additional option (the "Additional Option") to purchase Shares that, together with the Initial Option, shall represent 6% of the fully diluted Common Stock of erizon, Inc. (including all outstanding warrants and options, vested and unvested). The exercise price for the Additional Option shall be equal to the fair market value of the Common Stock on the date the Additional Option is granted to Executive, as determined in good faith by the Board of Directors of the Company. Other than as expressly provided for in this Section 1, the Initial Option and the Additional Option (collectively the "Option") shall be treated as if granted on the Date of Grant. The Option shall expire on March 6, 2010 (the "Expiration Date"), subject to earlier cancellation or termination as provided herein.

          2. Subject to the other provisions contained herein regarding the exercisability of the Option, the Option shall become exercisable only as provided in this Section 2:

             (a) Except as otherwise provided in paragraph (b), the Option shall vest and become exercisable in equal parts on each successive anniversary of March 6, 2000 over the four-year period commencing on March 6, 2000 provided that Executive remains employed by the Company and/or its affiliates or subsidiaries (collectively the "Company").

             (b) Notwithstanding the foregoing, the Option shall immediately vest and become exercisable in full (i) upon the termination of Executive's employment by reason of death, Disability, by the Company without Cause or by Executive within ninety days of an occurrence constituting Good

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        Reason (as such terms are defined in the Employment Agreement dated as of March 6, 2000 between Executive and the Company (hereinafter the "Employment Agreement")) or (ii) upon the occurrence of a Change of Control (as such term is defined in the Hanover Direct, Inc. Thirty-Six Month Compensation Continuation Plan (hereinafter the "Change of Control Plan")).

          3. In the event of a termination of the Executive's employment with the Company while any portion of the Option remains unexercised, the Executive's rights to exercise the Option shall be exercisable only as follows:

             (i) Involuntary Termination. If the Executive's employment is involuntarily terminated by the Company other than for Cause or Executive resigns for Good Reason (as such terms are defined in the Employment Agreement), his Option may be exercised during the six-month period following the later of (x) such termination or (y) the registration of the Shares underlying the Option. For purposes hereof, the provisions of the Employment Agreement shall apply in determining whether the Executive's employment has been involuntarily terminated by the Company other than for Cause or if Executive has resigned with Good Reason.

             (ii) Death. If the Executive's employment terminates by reason of death, the Option may be exercised during the twelve-month period following such termination.

             (iii) Disability. If the Executive's employment terminates by reason of Disability (as such term is defined in the Employment Agreement), the Option may be exercised during the twelve-month period following such termination. For purposes hereof, the provisions of the Employment Agreement shall apply in determining whether the Executive's employment has been terminated due to a Disability.

             (iv) Change of Control. If Executive's employment terminates other than for Cause or if Executive resigns with Good Reason (as such terms are defined in the Employment Agreement) within twenty-four months of a Change of Control (as such term is defined in the Employment Agreement), the Option may be exercised during the twelve-month period following such termination. For purposes hereof, the provisions of the Change of Control Plan shall apply in determining whether a Change of Control has occurred.

             (v) Termination in Other Circumstances. If the Executive's employment terminates in circumstances not described in clauses (i) through (iv), the Executive may, within 30 days following such termination, exercise the Option with respect to such number of Shares as to which the Option is exercisable on the date of termination, as determined pursuant to Section 2.

     Notwithstanding the foregoing, the Option shall in no event be exercisable in whole or in part after the Expiration Date.

          4. If at the time of Executive's termination for any reason the Common Stock of erizon, Inc. is not publicly-traded, at the Executive's request, the Company shall purchase from the Executive the Shares as to which the Option is exercisable, as determined pursuant to Section 2, or any portion thereof at the then current fair market value as determined by the Board of Directors of the Company in good faith. Any dispute concerning the valuation of the fair market value of the Company will be determined using a "baseball arbitration model" by a mutually agreed upon investment banking company. The computation of fair market value will assume (i) underwriter fees and discounts as if the Initial Public Offering had taken place, and
     (ii) public market security.

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          5. (a) Except as provided in paragraph (b), the Option is not transferable by the Executive other than by will or the laws of descent and distribution and is exercisable, during the Executive's lifetime, only by the Executive.

          (b) Notwithstanding the provisions of paragraph (a):

             (i) In the event of the Executive's incapacity, the Option may be exercised by a conservator, guardian, or the agent under a Durable Power of Attorney;

             (ii) Upon the Executive's death, the Option is transferable by will, by a revocable or irrevocable trust established by the Executive, or by a written beneficiary designation executed by the Executive and delivered to the Company prior to the Executive's death;

             (iii) The Executive may transfer the Option to the Executive's spouse and/or issue or trusts for the benefit of the Executive. the Executive's spouse, and/or the Executive's issue.

          6. In order to exercise the Option, in whole or in part, the Executive shall give written notice to the Company, specifying the number of Shares to be purchased and the purchase price to be paid, and accompanied by the payment of the purchase price. Such purchase price may be paid in cash, a certified check, or a bank check payable to the Company, or in whole shares of Common Stock held by the Executive for at least six months evidenced by negotiable certificates, valued at their fair market value on the date of exercise, or in a combination of the foregoing. Alternatively, the Option may be exercised, in whole or in part, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and such other documents as the Compensation Committee may require. Upon receipt of payment, the Company shall deliver to the Executive (or to any other person entitled to exercise the Option) a certificate or certificates for such Shares. If certificates representing shares of Common Stock are used to pay all or part of the purchase price of the Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing the additional shares to which the Executive is entitled as a result of exercise of the Option.

          7. The Option shall be exercised only with respect to full Shares or fractional shares having a value of not less than $100,000; no fractional Shares having lesser value shall be issued.

          8. As a condition to the issuance of Shares under the Option, the Executive agrees to remit to the Company at the time of exercise any taxes required to be withheld by the Company under the applicable laws or other regulations of any governmental authority, whether federal, state of local, and whether domestic or foreign. The Company shall promptly remit such taxes to the applicable governmental authority.

          9. If the Executive so requests in writing, shares purchased upon exercise of the Option may be issued in the name of the Executive and another person jointly with the right of survivorship, or in the name of a revocable trust of which the Executive is the grantor.

          10. The Option does not qualify as an incentive stock option under
     Section 422 of the Internal Revenue Code.

          11. This Option shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee, or distributee or transferee entitled by law or the provisions of the Plan to the Executive's rights hereunder.

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          12. The Option is subject in all respects to the terms of the Plan, the provisions of which are incorporated in this Agreement by reference.

          13. This Agreement is entered into, and shall be construed and enforced, under the laws of the State of New York, and shall not be modified except by written agreement signed by the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          HANOVER DIRECT, INC.

                                          By: /s/ Ralph Bulle
                                            -----------------------------------

                                          Its: Senior Vice President
                                          -------------------------------------
                                         By: /s/ Curt Johnson
                                         Its: Senior Vice President

                                          /s/ Rakesh K. Kaul
                                          -------------------------------------
                                            Rakesh K. Kaul


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